UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Knight Capital Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KNIGHT CAPITAL GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

April 5, 2007

Dear Stockholder:

We cordially invite you to attend Knight Capital Group, Inc.’s annual stockholders’ meeting. The meeting will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 9, 2007 at 1:00 p.m.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a proxy card and a copy of our 2006 Annual Report to Stockholders. At this year’s meeting, the agenda includes the election of eight Directors and a proposal to ratify the appointment of our independent auditor. Our Board of Directors recommends that you vote FOR each of these matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

Your vote is very important regardless of how many shares of Knight Capital Group, Inc. Class A Common Stock you own. Regardless of whether you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the enclosed Proxy Statement, please submit your proxy by touch-tone phone or through the Internet as indicated on the proxy card. Alternatively, you are requested to sign, date and return the proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight Capital Group, Inc. (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Thank you for your continued support of Knight Capital Group, Inc.

Sincerely,

Thomas M. Joyce	William L. Bolster
Chairman and Chief Executive Officer	Lead Director

KNIGHT CAPITAL GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knight Capital Group, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Knight Capital Group, Inc., a Delaware corporation (“Knight” or the “Company”), will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 9, 2007 at 1:00 p.m., for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To elect eight members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such Directors’ successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2007; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of shares of Knight Class A Common Stock at the close of business on April 2, 2007 are entitled to notice of, and to vote at, the Annual Meeting. On that day, 104,608,718 shares of Knight Class A Common Stock were outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination, for proper purposes, during ordinary business hours at Knight’s corporate offices, located at 545 Washington Boulevard, Jersey City, New Jersey 07310, during the 10 days before the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting.

By order of the Board of Directors,

Thomas M. Merritt
Corporate Secretary

April 5, 2007

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE OR THROUGH THE INTERNET (AS MORE FULLY DESCRIBED ON YOUR PROXY CARD).

KNIGHT CAPITAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2007

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) is being furnished to stockholders of Knight Capital Group, Inc., a Delaware corporation (together with its subsidiaries, except where the context otherwise requires, “Knight” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board” and each member thereof a “Director”) for use at the Annual Meeting of Stockholders (including any adjournments or postponements thereof), which will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on May 9, 2007 at 1:00 p.m. (the “Annual Meeting”). This Proxy Statement, the accompanying proxy card and the 2006 Annual Report to Stockholders are first being mailed to stockholders on or about April 10, 2007.

At the Annual Meeting, stockholders will be asked to consider and vote on proposals to: (i) elect eight members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such Directors’ successors are duly elected and qualified; (ii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2007; and (iii) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All stockholders will need to present photo identification to be admitted into the Annual Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

The principal executive offices of the Company are located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and the telephone number is (201) 222-9400.

Solicitation and Voting of Proxies; Revocation

You may vote in any of the four following ways: (1) by attending the 2007 Annual Meeting; (2) by calling the toll-free telephone number listed on the proxy card; (3) by voting on the Internet at the address listed on the proxy card; or (4) by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided.

Shares of Knight Class A Common Stock that are entitled to vote and are represented by a proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions for any particular matter or matters, shares of Knight Class A Common Stock represented by such proxy will be voted as follows:

FOR the election of each of the eight nominees to the Company’s Board of Directors; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2007.

The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the proxy.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Annual Meeting by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Corporate Secretary, and must be received before the taking of the votes at the Annual Meeting. If you own shares held in street name and wish to vote at the Annual Meeting, you must have a legal proxy from your broker.

The Company will bear the entire cost of the solicitation of proxies and the cost of printing and mailing this Proxy Statement. The Company has retained the services of Mellon Investor Services LLC (“Mellon”) to assist in the solicitation of proxies. Mellon will receive a fee from the Company for services rendered of approximately $8,500, plus out-of-pocket expenses. In addition to solicitation by mail, the Directors, officers and employees of the Company may solicit proxies from stockholders of the Company by telephone, electronic communication or by personal interview. Such Directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

You can save the Company additional expense by electing to receive future proxy statements and annual reports electronically. If you would like to request this electronic delivery, please enroll after you complete your voting. If your shares are held in street name, you may enroll at www.icsdelivery.com. If you are a registered stockholder, you may enroll at www.melloninvestor.com/isd.

Record Date; Outstanding Shares; Voting at the Annual Meeting

Only holders of Knight Class A Common Stock at the close of business on April 2, 2007 will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on April 2, 2007, the Company had outstanding and entitled to vote 104,608,718 shares of Knight Class A Common Stock. Shares of Knight Class A Common Stock represented by proxies which are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be counted as votes cast in favor of the matters brought before the stockholders at the Annual Meeting. Proxies relating to street name shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Because the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2007 requires the approval of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, abstentions will have the same effect as a negative vote on these proposals. However, broker non-votes will be disregarded and have no effect on the outcome of the vote for this matter. Abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

No Appraisal Rights

Stockholders have no rights under Delaware law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws to exercise dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors of the Company will be elected by a plurality vote of the outstanding shares of Knight Class A Common Stock present, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

Knight currently has nine members on its Board of Directors. Except for Charles V. Doherty who is retiring and not standing for re-election, all of the current members have been approved, recommended and nominated for re-election to the Board of Directors by our Nominating and Corporate Governance Committee and by the Board of Directors. Accordingly, the Board of Directors has resolved to reduce the size of the Board from nine to eight, effective upon the election of the new Board at the Annual Meeting. Each of the eight current Directors nominated for election this year was elected by the stockholders at the 2006 Annual Meeting of Stockholders, except for Laurie M. Shahon who was elected to the Board by the Directors in July 2006. The Board of Directors has determined that each of its current Directors, including all Directors standing for re-election, except for Mr. Joyce, our Chairman and Chief Executive Officer, is independent within the meaning of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”) director independence standards, as currently in effect.

The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

Nominees for Election as Directors

The name, age (as of March 31, 2007), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each of the nominees for Director are set forth hereafter.

Thomas M. Joyce (52), Chairman of the Board and Chief Executive Officer of the Company, has over 28 years of experience in the securities industry. Mr. Joyce has been Chairman of the Board of the Company since December 2004 and has served as a Director since October 2002. He has been Chief Executive Officer of the Company since May 2002. From December 2001 to May 2002, Mr. Joyce was the Global Head of Trading at Sanford C. Bernstein & Co. Prior to that, Mr. Joyce held a variety of leadership roles in the Global Institutional Equity business during his 15 years at Merrill Lynch & Co., where his last position was Head of Global Equity eCommerce from 1999 through 2001. Mr. Joyce is a former member of the Board of Directors of Nasdaq and the Board of Directors of the Security Industry Association (“SIA”). In 1977, Mr. Joyce received his degree in economics from Harvard College.

William L. Bolster (63), Lead Director of the Company, has served on the Board since November 2003. Mr. Bolster was Co-Chairman and Chief Executive Officer of CNBC International from July 2001 to November 2003 and was a consultant to CNBC International until February 2004. Prior thereto, he was President of CNBC from January 1996 until July 2001. Previously, Mr. Bolster was President and General Manager of WNBC-TV in New York. Mr. Bolster received a B.A. in Business Administration from Loras College in 1967.

Gary R. Griffith (67), Director of the Company, has served on the Board since the Company’s initial public offering and, before that, as an advisory board member of Roundtable Partners, L.L.C., the Company’s predecessor (“Roundtable”), since March 1995. He has been an independent financial consultant since 1990 and has worked in investment banking and financial consulting since 1980. Before 1980, Mr. Griffith was with CBS, Inc. and Price Waterhouse. Mr. Griffith is a certified public accountant (“CPA”) who received a B.S. in Business Administration from Ohio State University in 1963.

Robert M. Lazarowitz (50), Director of the Company, is a former Executive Vice President of the Company. Mr. Lazarowitz has served on the Board since May 2001. In addition, before November 2000, he was a member of the Board since the Company’s inception. Mr. Lazarowitz was also a co-founder of Roundtable. Mr. Lazarowitz has over 20 years of experience in the securities and financial services industries. Before November 2000, Mr. Lazarowitz served for 12 years as Chief Financial Officer, and then as Chief Operating Officer, of the Company’s subsidiary, Knight Capital Markets LLC and its predecessors. From 1985 to 1987, he served as Chief Financial Officer of Bach Management/Investment Banking and, from 1984 to 1985, as Chief Operating Officer of Traubner Bach Co. Inc. Mr. Lazarowitz currently owns and operates a non-financial services business. Mr. Lazarowitz received a B.S. in Accounting from the University of South Florida in 1978.

Thomas C. Lockburner (67), Director of the Company, has served on the Board since February 2004. Mr. Lockburner spent more than 40 years at Deloitte & Touche LLP, where he was a partner specializing in the financial services and securities industries. During his tenure at Deloitte & Touche, Mr. Lockburner was the National Industry Director for the Securities Industry with responsibility for all of the firm’s services to its securities industry clients. He is a member of the SIA’s Financial Management and Securities Operations divisions. He also is a past member of the Executive Committees of both the Financial Management and Internal Audit divisions of the SIA. Mr. Lockburner also is a member of the American Institute of Certified Public Accountants and served as Chairman of the Stockbrokerage and Investment Banking Committee and as a member of the Commodities Futures Trading Committee. He previously served as a member of the NASD’s Financial Responsibility Committee and as an NASD Arbitrator. Mr. Lockburner received a B.A. in Accounting from Franklin & Marshall College in 1962.

James T. Milde (46), Director of the Company, has served on the Board since May 2005. Mr. Milde has over 20 years of broad industry experience. Since February 2006, he has been the Senior Vice President and Chief Information Officer of United Rentals, Inc. Mr. Milde previously served as the Senior General Manager, Chief Information Officer for Sony Electronics, Inc., from January 2002 to January 2006, where he was responsible for all facets of information technology, supply chain and software related ventures across the United States. Prior thereto, Mr. Milde served as the Senior Vice President, Chief Information Officer for The Pepsi Bottling Group from 1999 to February 2002. Mr. Milde was the Senior Vice President, Operations and Administration for Random House, Inc. from 1994 until spring 1999. He received a B.A. in Economics and Finance from St. Lawrence University in 1982 and an M.B.A. from Clarkson University in 1984. He currently serves on the Clarkson University Board of Trustees.

Rodger O. Riney (61), Director of the Company, has served on the Board since the Company’s initial public offering and, before that, as an advisory board member of Roundtable since March 1995. He is the President of Scottrade, Inc., a discount brokerage firm he founded in 1980. In 1969, he joined Edward Jones & Co., a brokerage firm, and in 1975 became a General Partner of that firm. Mr. Riney received a B.S. degree in Civil Engineering in 1968 and an M.B.A. in 1969, both from the University of Missouri-Columbia.

Laurie M. Shahon (55), Director of the Company, has served on the Board since July 2006. Ms. Shahon is the President of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts. She previously held investment banking positions with Morgan Stanley and Salomon Brothers. Ms. Shahon received an A.B. in English and political science from Wellesley College in 1974 and an M.B.A. from Columbia University in 1976. She is a former Adjunct Professor of Finance at Columbia Business School. Ms. Shahon has served on the boards of several companies and currently serves on the boards of The Bombay Company, Inc., Eddie Bauer Holdings, Inc. and Kitty Hawk Inc.

Board of Directors and its Committees

During 2006, the Board of Directors met ten (10) times and took action by unanimous written consent on two other occasions. The Company’s independent Directors also met at regularly scheduled executive sessions on at least a quarterly basis. Effective after the date of our 2006 Annual Meeting, Mr. Bolster became the Company’s Lead Director. The Company has, as standing committees, a Finance and Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The committee membership and meetings during the last fiscal year, and the function of each of the standing committees, are described below. Mr. Joyce does not serve as a member of any Board committees. All Directors attended at least 90% of the Board’s meetings and the meetings of any committees of the Board of Directors of which they were members in 2006. Our corporate website, at www.knight.com in the “Corporate Governance” section, provides information regarding our policy on Director attendance at our Annual Meeting and last year’s attendance by our Board. The contents of our corporate website are not deemed incorporated by reference herein.

Name of Director	Finance and Audit	Compensation	Nominating and Corporate Governance
Non-Employee Directors:
William L. Bolster(1)	—	Chairperson	Chairperson
Charles V. Doherty(2)	Member	Member	Member
Gary R. Griffith(3)	Member	—	Member
Robert M. Lazarowitz(4)	—	—	Member
Thomas C. Lockburner(5)	Chairperson	—	Member
James T. Milde	—	Member	Member
Rodger O. Riney	—	Member	Member
Laurie M. Shahon(6)	—	Member	Member
Number of Meetings in 2006	15	9	3

(1)	Mr. Bolster became the Lead Director and Chairman of the Nominating and Corporate Governance Committee on May 11, 2006.
(2)	Mr. Doherty served as Lead Director and Chairman of the Nominating and Corporate Governance Committee until May 10, 2006.
(3)	Mr. Griffith served as the Chairman of the Finance and Audit Committee until January 17, 2006.
(4)	Mr. Lazarowitz served on the Compensation Committee until May 10, 2006.
(5)	Mr. Lockburner became the Chairman of the Finance and Audit Committee on January 18, 2006.
(6)	Ms. Shahon was elected to the Board effective July 24, 2006. She joined the Compensation Committee on October 6, 2006 and the Nominating and Corporate Governance Committee on October 17, 2006.

Finance and Audit Committee

The current members of the Finance and Audit Committee are Messrs. Lockburner, Doherty and Griffith, each of whom is not an officer or employee of the Company. Mr. Lockburner serves as the Chairman of the Finance and Audit Committee. The Board of Directors has determined in its business judgment that each member is in compliance with the independence, experience and financial literacy requirements set forth by Nasdaq, The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002, as currently in effect. The Board of Directors has also determined in its business judgment that Messrs. Lockburner,

Doherty and Griffith are each an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act of 1933.

As Mr. Doherty is retiring and will not be standing for re-election as a member of the Board of Directors, Mr. Bolster will replace Mr. Doherty on the Finance and Audit Committee as of the date of our Annual Meeting. Mr. Bolster is in compliance with the independence, experience and financial literacy requirements set forth by Nasdaq, The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002, as currently in effect.

The Finance and Audit Committee held fifteen (15) meetings during 2006. The Finance and Audit Committee operates under a written charter, a current copy of which is available through the Knight corporate web site at www.knight.com in the “Corporate Governance” section. The Finance and Audit Committee of the Board of Directors is established to assist the Board of Directors oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the relationship with the independent auditor; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The Finance and Audit Committee also reviews and makes recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company. The Finance and Audit Committee Report is included herein on page 27.

Compensation Committee

The current members of the Compensation Committee are Messrs. Bolster, Doherty, Milde and Riney and Ms. Shahon, each of whom is independent within the meaning of Nasdaq’s independence standards, as currently in effect. Mr. Bolster serves as Chairman of the Compensation Committee. As Mr. Doherty is retiring and will not be standing for re-election as a member of the Board of Directors, the size of the Compensation Committee will be reduced to four (4) members as of the date of our Annual Meeting. The Compensation Committee is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section. The Compensation Committee has responsibility for approving and evaluating executive officer compensation, incentive compensation and equity-based plans, policies and programs of the Company and its subsidiaries. The Compensation Committee also evaluates the performance of the Company’s Chief Executive Officer, and based on such evaluation, reviews and approves his annual salary, cash incentive bonus and long-term equity incentive bonus. During 2006, the Compensation Committee held nine (9) meetings. The Compensation Committee report is included herein on page 14.

The current members of the 162(m) Sub-Committee of the Compensation Committee are Messrs. Bolster and Doherty. The 162(m) Sub-Committee provides assistance to the Board of Directors and the Compensation Committee by setting performance-based compensation criteria for the Company’s Chief Executive Officer and other key executives, certifying the results of such performance at the end of the annual performance period and awarding the resulting performance-based compensation to such key executives. The 162(m) Sub-Committee is responsible for making stock option and restricted stock grants to such key executives. The 162(m) Sub-Committee held two (2) meetings in 2006. On April 2, 2007, the Board created a 162(m) Committee, effective as of the date of our Annual Meeting. The 162(m) Committee will assume the responsibilities of the 162(m) Sub-Committee, which will be dissolved. The members of the 162(m) Committee will be Messrs. Bolster and Lockburner.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee (“NCGC”) are Messrs. Bolster, Doherty, Griffith, Lazarowitz, Lockburner, Milde and Riney and Ms. Shahon. Effective after the date of our 2006 Annual Meeting, Mr. Bolster became the Chairman of the Nominating and Corporate Governance Committee. As Mr. Doherty is retiring and will not be standing for re-election as a member of the Board of

Directors, he will serve on the NCGC until the date of our Annual Meeting. Each member of our NCGC is independent within the meaning of Nasdaq’s independence standards, as currently in effect. The NCGC is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section. A primary function of the NCGC is to identify and recommend to the Board individuals qualified to serve as Directors of the Company, consistent with the criteria included in the charter of the NCGC and our Corporate Governance Guidelines. The NCGC also considers nominee recommendations from stockholders of the Company. Other functions of the NCGC include: (i) recommending Directors to serve on committees of the Board; (ii) advising the Board with respect to matters of Board composition and procedures; (iii) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (iv) overseeing the annual evaluation of the Board and the Company’s management. The NCGC held three (3) meetings in 2006.

CORPORATE GOVERNANCE

As more fully described above, the Company has a Nominating and Corporate Governance Committee (the “NCGC”). All of the members of the Board, other than Mr. Joyce, serve on the NCGC, and each is an independent Director under the Nasdaq listing standards, as currently in effect. The NCGC met three (3) times during 2006.

The NCGC is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section. The Board has also adopted a set of written Corporate Governance Guidelines recommended by the NCGC, which is also available on our corporate website. A copy of the charter, along with the Corporate Governance Guidelines, is also available in print to stockholders upon request, addressed to Corporate Communications and Investor Relations at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.

Nomination Process

The NCGC believes that the minimum qualifications for serving as a Director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In this regard, the NCGC examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Annex A to our Nominating and Corporate Governance Committee Charter lists criteria for nomination to our Board. Also, our Corporate Governance Guidelines list specific qualification rules for all of our Board members and nominees.

The NCGC identifies potential nominees by asking current Directors and executive officers to notify the NCGC if they become aware of persons meeting the criteria described above. The NCGC also, from time to time, engages firms that specialize in identifying director candidates. As described below, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the NCGC as a potential candidate, the NCGC may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the NCGC determines that the candidate warrants further consideration, the NCGC contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the NCGC requests information from the candidate, reviews the person’s accomplishments and qualifications, and conducts one or more interviews with the candidate. In certain instances, the NCGC members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments and qualifications. All information regarding the candidate is then provided to the NCGC members for review and consideration. The NCGC’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

In June 2006, Mr. Joyce, our Chairman and Chief Executive Officer, suggested that the NCGC consider Ms. Shahon as a candidate for nomination to the Board based on a recommendation from a third party and executive management. Such recommendation was based on Ms. Shahon’s vast securities industry and business knowledge, excellent reputation and history of board contributions. After a review of her qualifications, the NCGC recommended that Ms. Shahon be considered for election to the Board of Directors. The Board of Directors followed the NCGC recommendation and unanimously elected Ms. Shahon as a member in July 2006.

Corporate Governance Guidelines

The NCGC is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning governance matters. Among other matters, the Corporate Governance Guidelines include the following items concerning the Board of Directors: (i) independent Directors will comprise a majority of the Board; (ii) disqualifying factors preventing a Board candidate or member from serving or continuing to serve on the Board, absent a waiver by a majority of the Board; and (iii) qualifications for non-employee and employee Board members.

Nominations of Directors by Stockholders

The NCGC will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the NCGC will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the NCGC, a stockholder must submit the recommendation in writing and must include the following information (as more fully described in the Company’s Amended and Restated By-Laws): (a) as to the stockholder (i) the name of the stockholder and evidence of the person’s ownership of Company Class A Common Stock, including the number of shares owned, (ii) a brief description of all arrangements or understandings between such stockholder and each proposed nominee, and (iii) any other information relating to such person that would be required pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to each proposed nominee (i) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director, (ii) the number of shares owned by such nominee, if any, (iii) the person’s consent to be named as a Director if selected by the NCGC and nominated by the Board, and (iv) any other information relating to such person that would be required pursuant to Section 14 of the Exchange Act.

The stockholder recommendation, and accompanying information described above, must be sent to the Corporate Secretary at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 and must be received by the Corporate Secretary not less than 90 days, nor more than 120 days, prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

Stockholder Communications

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual or group of Directors or Board committee members, correspondence should be addressed to the Board of Directors or any such individual Directors or group or Board committee members by either name or title. All such correspondence should be sent to the Corporate Secretary at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To communicate with any of our Directors electronically, stockholders may send an electronic message to boardofdirectors@knight.com.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our Directors.

Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of Directors or Board committee members, the Office of General Counsel will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope or e-mail is addressed.

Executive Officers

Executive officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2007 (none of whom has a family relationship with another executive officer):

Name	Age	Position
Thomas M. Joyce	52	Chairman of the Board and Chief Executive Officer
Gregory C. Voetsch	45	Executive Vice President, Head of Institutional Client Group
James P. Smyth	51	Senior Managing Director, Head of Broker-Dealer Client Group
John B. Howard	37	Senior Managing Director and Chief Financial Officer
Steven J. Sadoff	43	Senior Managing Director and Chief Information Officer

For selected biographical information with respect to Mr. Joyce, please see “Nominees For Election as Directors” beginning on page 3. Selected biographical information with respect to the other executive officers is set forth below.

Gregory C. Voetsch (45), Executive Vice President, Head of Institutional Client Group of the Company, has over 20 years of experience in the securities industry. Mr. Voetsch has been with the Company since September 2002. Prior to joining the Company, Mr. Voetsch was a Managing Director and Head of Nasdaq Sales Trading at Salomon Smith Barney, Inc. since 1997. He was also Co-Head of U.S. Sales Trading from 1999 to 2001. Previously, he was a Nasdaq Sales Trader at Salomon Smith Barney. Mr. Voetsch also spent ten years at Jefferies & Co. as an Equities Sales Trader.

James P. Smyth (51), Senior Managing Director, Head of Broker-Dealer Client Group, oversees all of the Company’s broker-dealer operations. Mr. Smyth has been with the Company since September 2002. Prior to joining the Company, Mr. Smyth worked for 24 years at Merrill Lynch & Co. in many different leadership positions, most recently as Managing Director responsible for sales and marketing of the firm’s broker-dealer clearing and directed commission businesses. Prior to that, he was President of Merrill Lynch’s subsidiary, Broadcort Capital Corp., where he oversaw the firm’s global soft dollar and broker-dealer order flow business. Mr. Smyth serves as a director on the board of the National Stock Exchange, Inc.

John B. Howard (37), Senior Managing Director and Chief Financial Officer of the Company, has over 15 years of experience in the securities and financial services industries. Mr. Howard has been Chief Financial Officer of the Company since May 2003. Prior to his appointment, Mr. Howard was the Acting Chief Financial Officer since February 2003 and Group Controller for the Company since April 2002, a position in which he also served from July 1998 to April 2000. From April 2000 to April 2002, he was the Chief Financial Officer for Knight Equity Markets International Ltd. Mr. Howard was a Senior Manager in the Securities Industry Practice at the accounting firm of Price Waterhouse LLP from 1991 to 1998. Mr. Howard is a CPA. He received a B.S. in Accounting from Lehigh University in 1991.

Steven J. Sadoff (43), Senior Managing Director and Chief Information Officer, oversees all technology and information operations for the Company. Mr. Sadoff has been with the Company since April 2002. Prior to joining the Company, Mr. Sadoff was the Chief Information Officer for BondBook, responsible for global oversight, strategy, purchasing and implementation of technology. From 1995 until 2000, he was with Merrill Lynch & Co. where for the last two years, he was a director responsible for the technology for the Global

Liquidity and Credit businesses, in addition to leading e-commerce initiatives. For the first three years he was with Merrill Lynch Japan, responsible for front office technology and infrastructure. Mr. Sadoff holds a B.S. in Computer Science, a M.S. in Electrical Engineering, and a D.Sc. in Computer Science, all from Washington University in St. Louis.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s executive compensation program is designed to recruit, motivate, reward and retain the talent needed to achieve superior corporate performance. The executive compensation program is intended to accomplish the following objectives: (i) provide competitive compensation and benefits; (ii) provide balanced incentives for achieving short- and long-term business goals and objectives; and (iii) align executive compensation with stockholders’ interests.

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for approving and evaluating the executive compensation program. The Committee has retained an independent consulting firm, Deloitte Consulting LLP, with respect to executive compensation matters related to our Chief Executive Officer. This consultant reports to and acts at the sole direction of the Compensation Committee. Knight management has not engaged this consultant for any other matter.

To determine competitive market compensation for our Named Executive Officers (as defined below) and other executive management, the Compensation Committee considers comparative market data provided by its independent consultant along with data provided by compensation consultants retained by the Company (MG Management Consulting, Inc.) and market compensation data (McLagan Partners, Inc.). The consultants provide comparative data from a variety of companies in the financial services industry and from companies viewed as being in our peer group. This data, along with the Chief Executive Officer’s input, is used to establish compensation targets for each Named Executive Officer and other executive management. These targets include incentive compensation.

Consistent with our industry, most of each Named Executive Officer’s compensation consists of incentive compensation. The Compensation Committee determines performance required for the Chief Executive Officer to achieve incentive compensation. Chief Executive Officer incentive compensation is closely linked to the Company’s pre-tax income. The Chief Executive Officer establishes the performance required for the other Named Executive Officers and executive management to achieve incentive compensation. However, prior to payment, the Chief Executive Officer reviews with the Compensation Committee the performance required and explains the rationale for the other Named Executive Officers’ and executive management’s proposed incentive compensation. The Compensation Committee approves such incentive amounts.

Incentive compensation consists of cash and long-term incentives. Allocation of Chief Executive Officer compensation between cash and long-term incentives is determined by the Compensation Committee. The Chief Executive Officer determines this allocation for the other Named Executive Officers and executive management. As a general rule, the Company’s executive compensation programs are designed so that executives will receive a mix of annual cash incentives (representing approximately 60-70% of compensation) and long-term compensation (representing approximately 30-40% of compensation), each of which is described below under “Compensation Components.” Equity awards are meant to align the executives interests with those of the stockholders.

Compensation Components

The Company’s executive officer compensation program generally consists of three key elements: salary, annual awards under the EIP (defined below) and other long-term equity-based awards.

Salaries

In general, salaries are intended to make up the smallest portion of overall executive compensation. Base salaries of executive officers are fixed at the beginning of each year and typically are not changed during the year except for changes in responsibility. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels, individual performance and industry experience. The Compensation Committee also considers salaries relative to those of others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as annual and long-term incentive opportunities, where a failure to make such an adjustment would result in a compensation imbalance that the Compensation Committee deems inappropriate.

Performance-Based Annual Awards

Each of our Named Executive Officers participates in the Company’s Executive Incentive Plan (“EIP”), which provides for annual compensation based on the achievement of performance goals and objectives and which is designed to: (1) advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain key employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company; and (2) further align the interests of the Company’s key employees with the interests of the stockholders because payments of bonus awards under the EIP are based on Company, division or subsidiary performance criteria. In regards to the Chief Executive Officer, performance goals are set by the Compensation Committee. As to all other executives, broad performance objectives are established by the Chief Executive Officer. The particular performance goals or objectives reflect those measures which the Company views as key indicators of successful performance.

With respect to fiscal year 2006, Mr. Joyce’s 2006 annual incentive opportunity was conditioned upon the achievement of certain consolidated pre-tax income targets of the Company, as set by the Compensation Committee in December 2005. In recognition of Mr. Joyce’s significant additional accomplishments at the Company through September 30, 2006, the Compensation Committee established an additional incentive opportunity for Mr. Joyce in October 2006. Such additional incentive opportunity was also conditioned upon the achievement of certain consolidated pre-tax income targets of the Compensation Committee at levels higher than those outlined in December 2005 and provided that certain portions of such additional incentive opportunity, if achieved, be awarded in the form of an option grant. In determining pre-tax income targets for the year, the Compensation Committee excluded non-operating and extraordinary items and reserved the right to make adjustments to the pre-tax income targets to reflect acquisitions or dispositions during the year. In January 2007, the Compensation Committee approved management’s calculation of the Company’s final pre-tax income for 2006 taking into account the above exclusions and applied such pre-tax income to the targets established for Mr. Joyce to determine his annual incentive compensation for 2006. Such amounts were awarded as a mix of cash, stock options and restricted stock.

With respect to the other Named Executive Officers, Mr. Joyce is actively involved in the determination of broad performance objectives for them. Mr. Joyce meets with the Company’s executives to determine, and then set, broad performance objectives for the upcoming year based on the Company’s annual business plan and budget forecasts. He then provides the Compensation Committee with these broad objectives and explains the rationale as to why the specific performance objectives were selected and why they are an appropriate measurement of performance. At the end of the year, the Chief Executive Officer informs the Compensation Committee as to his assessment regarding whether these broad performance objectives have been met and takes that into consideration when determining each executive’s overall incentive compensation. The overall incentive compensation for each executive is then recommended by the Chief Executive Officer to the Compensation Committee for approval.

With respect to the other Named Executive Officers for 2006, the broad performance objectives were set by Mr. Joyce. The performance objectives for Messrs. Voetsch and Smyth were primarily related to the performance and growth of the business units they oversee. The performance objectives for Mr. Howard and Mr. Sadoff were based on separate corporate performance measures. In January 2007, the Compensation Committee and Mr. Joyce met to discuss the achievement of the broad performance objectives by each executive. Each of the factors comprising the performance objectives was considered in determining each executive’s compensation.

Formulaic approaches were not used to weight these factors, consistent with the Compensation Committee’s and the Company’s belief that the adoption of any given formula could inadvertently encourage undesirable behavior (e.g., favoring one financial measure to the exclusion of other important values). Accordingly, each Named Executive Officer’s incentive compensation was determined using a balanced approach that considered, in the context of a competitive marketplace, a variety of factors, including: (i) the Company’s performance for the year; (ii) the executive’s contribution to that performance, partly taking into account the executive’s attainment of the broad performance objectives; (iii) a comparison with pay levels of comparable positions in the marketplace; and (iv) market conditions. Such 2006 incentive compensation was awarded as a mix of cash and restricted stock.

Notwithstanding the above broad performance objectives, during the first quarter of 2006 the 162(m) Sub-Committee established annual performance criteria for each Named Executive Officer which determined the maximum amount of tax deductible incentive compensation that could be awarded under the EIP to each Named Executive Officer for any given level of corporate performance. For 2006, such criteria were based on the Company’s consolidated 2006 pre-tax operating income. In January 2007, prior to the grant of cash and long-term incentive awards to the Named Executive Officers under the EIP for 2006, the 162(m) Sub-Committee determined that its pre-determined performance criteria were achieved.

Long-Term Incentives

The Company believes that the most effective means to encourage long-term performance by our executive officers is to create an ownership culture. This philosophy is implemented through the granting of equity-based awards that vest based on continued employment. For the past few years, equity based awards that vest based on continued employment have consisted primarily of stock options and restricted stock. Recently, the Company has primarily used restricted stock awards as equity compensation, except for awards of stock options to our Chief Executive Officer. The Company believes that the use of restricted stock awards more accurately reflects the pattern of equity-based awards that prevails in its peer group and in the external market generally.

Annual grants of stock options and restricted stock to our executive officers that are part of the executive’s annual additional compensation are approved at a regularly scheduled meeting of the Compensation Committee held during January of each year and the grant date is January 31st, the same day equity-based awards are made to all other eligible Company employees as part of their annual additional compensation. The Compensation Committee may also make occasional grants during the year to both executives and employees and has delegated to the Company’s Chief Executive Officer the authority, subject to certain established limitations, to make grants to executives and employees of the Company. These grants are typically associated with retention, promotion, acquisition and hiring. The grant price for all stock option grants is the average of the high and low price of a share as quoted on the Nasdaq Global Select Market on the date preceding the date of grant.

2006 Compensation Awards

In January 2007, the Compensation Committee approved the following incentive awards to the Named Executive Officers for their performance in 2006:

Name	Cash Award ($)	Restricted Stock Awards ($)	Options ($)(1)	Total ($)
Thomas M. Joyce	5,760,000	3,840,000	1,400,000	11,000,000
Gregory C. Voetsch	2,462,500	1,887,500	—	4,350,000
James P. Smyth	2,262,500	1,787,500	—	4,050,000
John B. Howard	1,301,500	798,500	—	2,100,000
Steven J. Sadoff	1,452,500	697,500	—	2,150,000

(1)	See Note 17 to the consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2006 for a summary of the weighted-average assumptions used in valuing options granted to Knight employees during 2006, including its Named Executive Officers. Such assumptions were also used for the above option grant in January 2007.

The awards in the above table differ from the values disclosed in the Summary Compensation Table (appearing later in this section) as follows:

Name	Type of Equity Award	Equity Awarded in January 2007 for 2006 Performance ($)	Value of Awards Shown in 2006 Summary Compensation Table ($)	Difference Between Equity Awarded and Summary Compensation Table Values ($)
Thomas M. Joyce	Restricted Shares	3,840,000	2,258,884	1,581,116
	Options	1,400,000	495,727	904,273
Gregory C. Voetsch	Restricted Shares	1,887,500	1,499,607	387,893
James P. Smyth	Restricted Shares	1,787,500	602,227	1,185,273
John B. Howard	Restricted Shares	798,500	218,763	579,737
Steven J. Sadoff	Restricted Shares	697,500	200,676	496,824

The difference between this table and the Summary Compensation Table is that the Summary Compensation Table, prepared in accordance with SEC regulations issued in December 2006, reports compensation expense associated with equity awards based on the compensation expense recognized in the Company’s financial statements during 2006 in accordance with Statement of Financial Accounting Standards No. 123-R, Share Based Payments (“FAS 123-R”). Pursuant to FAS 123-R, stock awards are expensed over their vesting period, which in the case of the above awards began on the date of grant. As such, the Summary Compensation Table does not reflect any compensation expense associated with the above restricted share awards made by the Company to its Named Executive Officers in January 2007, but instead reflects the 2006 amortization of stock awards made in 2006 and in prior years.

Employment Agreements

For many years, the Company has followed the practice of entering into a written employment agreement with its Chief Executive Officer. Consistent with this practice, the Company entered into a new employment agreement with Mr. Joyce in December 2005 (the “New Agreement”), under which Mr. Joyce continued to be employed by the Company as its Chief Executive Officer, and continued to serve as Chairman of the Board. The New Agreement became effective as of January 1, 2006 and continues through December 31, 2008, unless terminated earlier. The New Agreement replaced Mr. Joyce’s prior employment agreement which was effective as of May 30, 2002 and continued through May 31, 2005, when it was extended by the Board through December 31, 2005. In negotiating the terms of the New Agreement, the Company considered Mr. Joyce’s experience, his performance with the Company since he became the Chief Executive Officer, his prior compensation, and, with assistance from its compensation consultant, the prevailing market practice with respect to CEO compensation.

Pursuant to the terms of the New Agreement, Mr. Joyce will receive an annual base salary of $750,000. Mr. Joyce will also be eligible for an annual bonus under the Company’s EIP, payable, unless otherwise agreed upon, sixty percent in cash and forty percent in restricted stock (except, however, that for the annual bonus earned by Mr. Joyce for the 2005 performance year, the New Agreement provided for all amounts to be paid in cash). The payment of Mr. Joyce’s annual incentive for the 2006 performance year was conditioned upon the achievement of certain consolidated pre-tax income targets set by the Compensation Committee. The annual incentive for the 2007 and 2008 performance years will be based on the achievement of performance targets established by the Compensation Committee by no later than March 31st of each such year. For 2007, Mr. Joyce’s performance targets will continue to be conditioned upon the achievement of certain consolidated pre-tax income targets of the Company, as set by the Compensation Committee.

Under the New Agreement, Mr. Joyce also is eligible to receive such fringe benefits and insurance coverage as are made available to senior executives of the Company. In addition, the Company will provide Mr. Joyce with a car and driver and/or a third party car service for his commute to, and from, the Company’s offices.

No other Named Executive Officer of the Company has an employment agreement.

Perquisites

The Company does not believe it is necessary for the attraction or retention of management talent to provide our executives with a substantial amount of compensation in the form of perquisites. In 2006, the only perquisites provided to the officers were reimbursement to Mr. Joyce for car service, and the reimbursement for the associated payment of taxes related to such car service. The Company also reimbursed Mr. Joyce for a golf club membership in 2006 which was used exclusively for business purposes.

Tax Deductibility under Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to any of the Named Executive Officers that are employed by the Company at year-end. Compensation which is performance-based is not subject to this statutory maximum on deductibility. The Compensation Committee believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Compensation Committee has taken appropriate action, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Compensation Committee also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee

William L. Bolster, Chairman

Charles V. Doherty

James T. Milde

Rodger O. Riney

Laurie M. Shahon

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid for the fiscal year ended December 31, 2006 for Thomas M. Joyce, the Company’s Chairman of the Board and Chief Executive Officer, and the company’s four other most highly paid executive officers (together with the Chief Executive Officer, the “Named Executive Officers”):

Summary Compensation Table

For Fiscal Year Ended December 31, 2006

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
Thomas M. Joyce	2006	750,000	2,258,884	495,727	5,760,000	82,295	9,346,906
Chairman of the Board and Chief Executive Officer

Gregory C. Voetsch	2006	250,000	1,499,607	136,949	2,462,500	—	4,349,056
Executive Vice President, Head of Institutional Client Group

James P. Smyth	2006	250,000	602,227	—	2,262,500	—	3,114,727
Senior Managing Director, Head of Broker-Dealer Client Group

John B. Howard	2006	250,000	218,763	129,625	1,301,500	—	1,899,888
Senior Managing Director and Chief Financial Officer

Steven J. Sadoff	2006	250,000	200,676	90,258	1,452,500	—	1,993,434
Senior Managing Director and Chief Information Officer

(1)	Represents the amount recognized as an expense in the Company’s 2006 Statement of Operations in accordance with FAS 123-R for restricted shares issued pursuant to the EIP, disregarding any forfeiture estimates. There were no forfeitures during 2006 of restricted shares by any of the Named Executive Officers. This does not represent the amount paid to, or realized by, the Named Executive Officer during 2006.
(2)	Restricted stock and options generally vest in equal installments on each of the first three anniversaries of the grant date, subject to acceleration upon a change in control.
(3)	Represents the amount recognized as an expense in the Company’s 2006 Statement of Operations in accordance with FAS 123-R for options issued pursuant to the EIP, disregarding any forfeiture estimates. There were no forfeitures during 2006 of options by any of the Named Executive Officers. This does not represent the amount paid to, or realized by, the Named Executive Officer during 2006.
(4)	See Note 17 to the consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2006 for a summary of the weighted-average assumptions used in valuing options granted to the Company’s employees (including its Named Executive Officers) during 2004, 2005 and 2006.
(5)	Represents cash paid to the Named Executive Officer in January 2007 pursuant to the Company’s EIP, but earned in 2006. The Company sponsors several voluntary deferred compensation plans, which certain senior employees and directors can voluntarily elect to defer receipt of all or a portion of their cash bonus. Pursuant to these plans, Mr. Howard elected to defer receipt of $1,263,502 of his above cash award, and Mr. Smyth elected to defer receipt of $188,125 of his above cash award.
(6)

All other compensation for Mr. Joyce consists of $45,139 related to providing a vehicle and driver and/or a third party car service for Mr. Joyce’s commute to, and from, the Company’s headquarters, tax reimbursements of $28,676 related to such commute, an $8,000 matching contribution with respect to Mr. Joyce’s participation in the Company’s 401(k) plan, and a Company paid gym membership of $480. The compensation value of Mr. Joyce’s commute is the estimated incremental cost to the Company of the portion of the Company employed driver’s time which relates to Mr. Joyce’s commute as well as the incremental cost to the Company of the portion of the operating expenses associated with the Company owned vehicle used for such commute. Also included in the compensation value is the actual cost to the Company of third party car services in cases where such car services are provided for Mr. Joyce’s commute. The amount of the tax reimbursement is the amount of compensation paid to Mr. Joyce to reimburse him for his tax liability on the value of this transportation.

(7)	The Company reimbursed Mr. Joyce for a golf club membership which was used exclusively for business purposes in 2006. Although Mr. Joyce is not restricted to using this membership solely for business purposes, during 2006 this membership was used solely for business purposes and therefore there was no incremental cost to the Company.

The following table provides information on equity and non-equity awards granted in 2006 to each of the Company’s Named Executive Officers. There can be no assurance that the amounts disclosed below will ever by realized. The amount of these equity awards that was expensed, and the amount of the non-equity awards that was earned in 2006, are shown in the Summary Compensation Table on page 15.

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2006

Name and Principal Position	Grant Date	Compensation Committee Action Date	Actual Payouts Under Non- Equity Incentive Plan Awards ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(3)	All Other Option Awards: Number of Shares of Stock or Units (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Price of Knight Shares on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Thomas M. Joyce	1/2/2006	12/2/2005	—	—	350,000	9.84	9.89	1,197,595
	1/31/2007	1/17/2007	5,760,000	—	—	—	—	—

Gregory C. Voetsch	1/31/2006	1/12/2006	—	73,594	—	—	—	837,500
	1/31/2007	1/17/2007	2,462,500	—	—	—	—	—

James P. Smyth	1/31/2006	1/12/2006	—	51,011	—	—	—	580,505
	1/31/2007	1/17/2007	2,262,500	—	—	—	—	—

John B. Howard	1/31/2006	1/12/2006	—	18,322	—	—	—	208,504
	1/31/2007	1/17/2007	1,301,500	—	—	—	—	—

Steven J. Sadoff	1/31/2006	1/12/2006	—	32,645	—	—	—	371,500
	1/31/2007	1/17/2007	1,452,500	—	—	—	—	—

(1)	Represents cash paid to the Named Executive Officer in January 2007 pursuant to the Company’s EIP, but earned in 2006. In addition to these cash awards, each of the Named Executive Officers were granted shares of restricted stock in January 2007 with respect to their 2006 performance. Pursuant to the proxy reporting rules, such restricted stock awards will be reported in next year’s Grants of Plan-Based Awards table.
(2)	Stock awards listed herein represent awards that were granted during 2006 pursuant to the EIP but which were considered to have been awarded with respect to the Named Executive Officer’s performance during 2005. As such, the grant date fair values of awards granted to Messrs. Voetsch, Smyth and Howard had been previously reported in the Summary Compensation Table included in the Company’s Proxy Statement dated April 5, 2006. Mr. Sadoff’s above stock awards were not previously reported as he was not a Named Executive Officer in 2005.
(3)	Restricted stock and options generally vest in equal installments on each of the first three anniversaries of the grant date, subject to acceleration upon a change in control.

(4)	The Company’s Stock Plans (defined below) define the fair market value of options on the date of grant as the average of the high and low Class A Common Stock price on the business day immediately preceding the date of grant. Mr. Joyce’s options granted on January 2, 2006 were priced at $9.84 per share which was the average of the high ($9.92) and low ($9.76) stock price on December 30, 2005. This grant price was less than the $9.89 closing Class A Common Stock price on December 30, 2005.

Pursuant to the terms of the New Agreement, Mr. Joyce is eligible for an annual bonus under the Company’s EIP, payable, unless otherwise agreed upon, sixty percent in cash and forty percent in restricted stock. The portion of the annual bonus that is paid in restricted stock will vest ratably over a three year period. The payment of Mr. Joyce’s annual bonus for the 2006 performance year was conditioned upon the achievement of certain consolidated pre-tax income targets set by the Committee in December 2005, and supplemented in October 2006. A portion of Mr. Joyce’s annual bonus for 2006 was paid in the form of stock options based on the Company meeting certain consolidated pre-tax income targets above the levels set by the Committee in December 2005, as outlined by the Committee in October 2006. These stock options will vest ratably over a three year period.

In addition, the New Agreement provided for a grant of options on January 1, 2006 to purchase 350,000 shares of Company Class A Common Stock under the Company’s 1998 Long-Term Incentive Plan. The options provided for an exercise price per share equal to the average of the high and low sales price of the Company’s Class A Common Stock on the last trading day in 2005 and will vest ratably over three years, subject to Mr. Joyce’s continued employment.

Equity awards to the Named Executive Officers are made under the Company’s equity plans (the Knight Capital Group, Inc. 1998 Long-Term Incentive Plan (the “1998 Plan”), the Knight Capital Group, Inc. 2003 Equity Incentive Plan (the “2003 Plan”) and the Knight Capital Group, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) (collectively, the “Stock Plans”)). The Stock Plans are administered by the Compensation Committee of the Board of Directors, and allow for the grant of options, stock appreciation rights (2006 Plan only), restricted stock and restricted stock units (collectively, the “awards”), as defined by the Stock Plans. Restricted share awards generally vest ratably over three years. The Company’s policy is to grant options for the purchase of shares of Class A Common Stock at not less than fair market value, which the Stock Plans define as the average of the high and low sales price on the date prior to the grant date. Options generally vest ratably over a three or four-year period and expire on the fifth or tenth anniversary of the grant date, pursuant to the terms of the applicable option award agreement. The Company has the right to fully vest executives in their awards upon retirement (except for Mr. Joyce) and in certain other circumstances. Awards are otherwise canceled if employment is terminated before the end of the relevant vesting period.

The following table shows the number of shares covered by exercisable and unexercisable options and restricted stock held by the Company’s Named Executive Officers on December 31, 2006.

Outstanding Equity Awards

At December 31, 2006

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas M. Joyce	1,281,200	(1)	—		5.97	5/30/2007	—		—
	332,297	(2)	—		5.97	5/30/2007	—		—
	92,810	(3)	—		14.59	12/31/2013	—		—
	—		—		—	—	70,710	(4)	1,355,511
	—		—		—	—	213,218	(5)	4,087,389
	—		350,000	(6)	9.84	1/1/2011	—		—

Gregory C. Voetsch	—		—		—	—	1,114	(4)	21,355
	—		—		—	—	40,491	(4)	776,212
	—		—		—	—	13,982	(9)	268,035
	33,334	(7)	66,666	(8)	9.98	1/31/2015	—		—
	—		—		—	—	104,486	(5)	2,002,997
	—		—		—	—	73,594	(10)	1,410,797

James P. Smyth	200,010	(11)	—		4.22	8/30/2007	—		—
	—		—		—	—	10,968	(5)	210,257
	—		—		—	—	23,995	(5)	459,217
	—		—		—	—	51,011	(10)	977,881

John B. Howard	18,000	(12)	—		6.54	10/20/2008	—		—
	20,000	(13)	—		28.46	3/23/2009	—		—
	1,876	(14)	—		9.98	1/31/2007	—		—
	—		—		—	—	3,799	(4)	72,827
	33,334	(7)	66,666	(8)	9.98	1/31/2015	—		—
	—		—		—	—	15,120	(5)	289,850
	—		—		—	—	18,322	(10)	351,233

Steven J. Sadoff	25,000	(15)	25,000	(16)	10.24	11/10/2014	3,064	(4)	58,737
	—		—		—	—	9,310	(5)	178,473
	—		—		—	—	32,645	(10)	625,805

(1)	Option vested on May 30, 2002.
(2)	Option vested one-third on January 1, 2003, one-third on January 1, 2004 and one-third on January 1, 2005.
(3)	Option vested one-third on December 31, 2004, one-third on December 31, 2005 and one-third on December 31, 2006.
(4)	Stock vested on January 30, 2007.
(5)	One-half of stock vested on January 30, 2007 and remaining one-half will vest on January 30, 2008.
(6)	Option vested one-third on January 1, 2007, and will vest additional one-third on January 1, 2008 and remaining one-third on January 1, 2009.
(7)	Option vested on January 31, 2006.
(8)	One-half of option vested on January 30, 2007 and remaining one-half will vest on January 30, 2008.
(9)	Stock will vest on May 7, 2007.

(10)	Stock vested one-third on January 31, 2007, and will vest one-third on January 31, 2008 and remaining one-third on January 31, 2009.
(11)	68,010 options vested on August 30, 2004 and 132,000 options vested on August 30, 2005.
(12)	3,000 options vested on October 20, 1999, 5,000 options vested on October 20, 2000, 5,000 options vested on October 20, 2001 and 5,000 options vested on October 20, 2002.
(13)	Option vested one-quarter on March 23, 2000, one-quarter on March 23, 2001, one-quarter on March 23, 2002 and one-quarter on March 23, 2003.
(14)	Option vested one-third on January 1, 2003, one-third on January 1, 2004 and one-third on January 1, 2005.
(15)	Option vested on November 10, 2006.
(16)	Option will vest on November 10, 2007.

The table below shows the number of shares of Knight Class A Common Stock acquired during 2006 by the Named Executive Officer’s upon the exercise of options or through the vesting of restricted stock.

Options Exercised and Stock Vested

For Fiscal Year Ended December 31, 2006

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Joyce	468,800	4,859,648	(1)	194,689	2,355,399	(1)
Gregory C. Voetsch	463,542	5,182,251	(2)	107,831	1,303,788	(2)
James P. Smyth	—	—		22,946	261,240	(3)
John B. Howard	75,533	902,997	(4)	23,026	319,548	(4)
Steven J. Sadoff	73,332	744,634	(5)	7,720	87,892	(5)

(1)	Comprised of the following: 218,800 options exercised at $15.43, having an exercise price of $5.97; 250,000 options exercised at $17.13, having an exercise price of $5.97; 177,320 shares acquired having a fair market value of $11.39 on date of vesting; and 17,369 shares acquired having a fair market value of $19.38 on date of vesting.
(2)	Comprised of the following: 200,000 options exercised at $15.94, having an exercise price of $3.64; 50,000 options exercised at $15.94, having an exercise price of $5.20; 213,542 options exercised at $15.43, having an exercise price of $5.20; 93,849 shares acquired having a fair market value of $11.39 on date of vesting; and 13,982 shares acquired having a fair market value of $16.83 on date of vesting.
(3)	Comprised of the following: 22,946 shares acquired having a fair market value of $11.39 on date of vesting.
(4)	Comprised of the following: 533 options exercised at $15.89, having an exercise price of $10.01; 35,000 options exercised at $17.12, having an exercise price of $4.22; 40,000 options exercised at $15.43, having an exercise price of $4.22; 11,360 shares acquired having a fair market value of $11.39 on date of vesting; and 11,666 shares acquired having a fair market value of $16.31 on date of vesting.
(5)	Comprised of the following: 4,166 options exercised at $16.75, having an exercise price of $7.08; 2,500 options exercised at $17.04, having an exercise price of $7.08; 11,666 options exercised at $16.50, having an exercise price of $4.22; 25,000 options exercised at $16.70, having an exercise price of $10.24; 30,000 options exercised at $16.71, having an exercise price of $4.22; and 7,720 shares acquired having a fair market value of $11.69 on date of vesting.

Pension Benefits

The Company does not have in place any defined benefit pension plans.

Non-Qualifed Deferred Compensation

The following table shows the earnings and account balances for Named Executive Officers in the Knight Capital Group, Inc. Voluntary Deferred Compensation Plan ( the “Deferral Program”). The Deferral Program is unfunded and unsecured. The Deferral Program allows participants who are senior officers (including all Named Executive Officers) to defer all or a portion of their annual bonus (but not less than $25,000) for a minimum of three years. Salary and commission deferrals are not permitted under the Deferral Program.

Non-Qualified Deferred Compensation

For Fiscal Year Ended December 31, 2006

Name	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Balance at Last FYE ($)
Thomas M. Joyce	109,897	502,922
Gregory C. Voetsch	94,946	434,501
James P. Smyth	63,297	289,667
John B. Howard	93,200	426,510
Steven J. Sadoff	—	—

(1)	None of these amounts have been included in the Summary Compensation Table as these earnings are not considered to be above market.

Termination and Change in Control Agreements

The Company has not entered into change of control agreements with any Named Executive Officers. However, equity awards to the Named Executive Officers, along with those to other Company employees, under the terms of the Stock Plans are generally subject to special provisions upon the occurrence of a defined “change in control” transaction. Under the Stock Plans, upon a change in control: (i) any award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award granted under these plans shall lapse and such awards shall be deemed fully vested, and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

The table below was prepared as though a change in control occurred and the Named Executive Officers’ employment was terminated on December 29, 2006 (the last business day of 2006) using the share price of the Company’s Class A Common Stock as of that day (both as required by the Securities and Exchange Commission). The table also assumes that all equity-based awards vested on such date. There can be no assurance that a change in control would produce the same or similar results as those described if it occurred on any other date or at any other price.

Calculation of Potential Payments upon Change in Control

Name	Number of shares whose vesting would be accelerated upon a change in control	Value of shares whose vesting would be accelerated upon a change in control ($)(1)	Number of options whose vesting would be accelerated upon a change in control	Value of options whose vesting would be accelerated upon a change in control ($)(2)
Thomas M. Joyce	283,928	5,442,900	350,000	3,265,500
Gregory C. Voetsch	233,666	4,479,377	66,666	612,594
James P. Smyth	85,934	1,647,355	—	—
John B. Howard	37,241	713,910	66,666	612,594
Steven J. Sadoff	45,019	863,014	25,000	223,250

(1)	Value of shares is calculated based upon the closing price of the Company’s Class A Common Stock at December 29, 2006 of $19.17 per share.
(2)	Value of options is calculated based upon the closing price of the Company’s Class A Common Stock at December 29, 2006 of $19.17 per share less the strike price of $9.84 per share for Mr. Joyce’s options, $9.98 per share for Mr. Howard’s and Mr. Voetsch’s options and $10.24 for Mr. Sadoff’s options.

Termination Payments

If Mr. Joyce’s employment is terminated by the Company other than for “cause” or other than by reason of a “disability”, death or “retirement”, or upon resignation by Mr. Joyce for “good reason”, Mr. Joyce will be entitled to, in lieu of any other severance benefits otherwise payable under any Company policy, or any other damages payable in connection with such termination: (i) exercise the portion of the stock option granted under the New Agreement that was not vested on the date of termination of employment, during the 90-day period commencing on the first anniversary of the date of such termination; (ii) full vesting of any previously granted restricted shares on the first anniversary of the date of termination of employment; (iii) a cash payment equal to $5 million, payable in a lump sum on the date that is six months following such termination; and (iv) reimbursement of premiums paid for continued health coverage under “COBRA” during the one year period following termination of employment. If Mr. Joyce’s employment terminates (i) by Mr. Joyce without “good reason”, or (ii) by the Company for “cause”, Mr. Joyce will not be entitled to such exercisability, vesting, payments, and benefits. For equity awards granted to Mr. Joyce prior to January 1, 2006, if Mr. Joyce’s employment terminates by (i) by reason of his death or, (ii) by the Company on account of his “disability”, or (iii) by reason of his “retirement” (each as defined in the New Agreement and/or the option or restricted stock award agreement), his unexercised options shall immediately terminate and his unvested restricted stock shall be immediately forfeited. For equity awards granted to Mr. Joyce on or after January 1, 2006, if Mr. Joyce’s employment terminates by (i) by reason of his death or (ii) by the Company on account of his “disability”, his unexercised options shall become immediately exercisable in full and his unvested restricted stock shall immediately vest. Mr. Joyce’s right to such exercisability, vesting, payment and benefits are conditioned upon his execution of a customary release of all claims against the Company and his agreement to not solicit or hire current or certain former employees of the Company after his termination. Also, in the event that any payment under the Agreement is subject to the excise tax for “parachute payments” under Section 280G of the Internal Revenue Code of 1986, the Company will indemnify Mr. Joyce on an after-tax basis for any such excise tax (including any interest or penalties incurred with respect to such excise tax), provided that the Company may reduce the applicable payment due to Mr. Joyce by up to 10% if such reduction will avoid the excise tax.

No other Named Executive Officers will receive termination payments upon their termination of employment from the Company that differ from the severance policy the Company has established for all of its employees. The Company’s severance policy is formulaic, based on the employee’s title and length of service with the Company, but shall not exceed a maximum of twenty six weeks of severance. Severance amounts are calculated by using the employee’s base salary only. Bonus compensation is not considered when determining severance amounts. Under the Company’s severance policy, if any of the Named Executive Officers employment, other than Mr. Joyce’s, was terminated as of December 31, 2006 in a manner which would have made them eligible for severance, they would have received the following severance amounts based on their base salaries and years of service as of such date: Messrs. Voetsch, Smyth and Sadoff: $76,923; and Mr. Howard: $125,000. The Company reserves the right to offer additional payments to terminated employees if it is determined to be in the Company’s best interests. The Company has the right to fully vest executives in their equity awards upon retirement and in certain other termination of services circumstances. Equity awards are otherwise canceled if employment is terminated before the end of the relevant vesting period.

COMPENSATION OF DIRECTORS

As a current officer of the Company, Mr. Joyce receives no remuneration for serving on the Board of Directors.

Each of the independent Directors receives an annual fee of $45,000, except for the Lead Director who receives $75,000, and, except as noted herein, a meeting fee of $1,000 for each of the Board of Directors and Committee meetings attended, except for the Finance and Audit Committee meetings where attendees receive $3,000 per meeting. In addition, Committee Chairpersons receive: (i) $15,000 for any Committee chaired by the Lead Director; (ii) $20,000 for the Chairperson of the Finance and Audit Committee; and (iii) $10,000 for the Chairperson of the Compensation Committee, unless that Chairperson is also the Lead Director. No fee is paid to the Chairperson of the NCGC and no NCGC meeting fees are paid when a NCGC meeting is held in conjunction with a meeting of the Board of Directors. Annual retainer and Committee Chairperson fees are paid on January 1st of each year (pro-rated for new directors or changes in the Committee Chairperson during the year). Each director may elect to defer all or a portion of cash compensation from annual retainer fees into either the Knight Capital Group, Inc. Voluntary Deferred Compensation Plan or the Knight Vanguard Voluntary Deferred Compensation Plan (beginning in 2007). Any amounts deferred will be paid at the end of the elected deferral period plus or minus the return on the underlying plan assets.

Each newly elected independent Director is also granted an option to purchase 20,000 shares of Class A Common Stock which generally vest ratably over a three (3) year period. In addition, on the first business day following each annual meeting of our stockholders, each continuing independent Director, as part of their annual compensation, is granted an option to purchase 15,000 shares of Class A Common Stock which generally vest ratably over a three (3) year period. The exercise price is the average of the high and low sales price on the date prior to the grant date (as defined in the Stock Plans).

All Directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to Directors under the Company’s directors’ and officers’ indemnity insurance policies.

As described more fully below, this chart summarizes the annual compensation for the Company’s non-employee Directors during 2006.

Director Compensation

For Fiscal Year Ended December 31, 2006

Name	Fees Earned or Paid in Cash ($)(1)(2)	Option Awards ($)(3)	Total ($)
William L. Bolster(4)(5)	106,096	70,003	176,099
Charles V. Doherty(6)	127,782	61,914	189,696
Gary R. Griffith(7)	122,000	61,919	183,919
Robert M. Lazarowitz(8)	62,000	61,919	123,919
Thomas C. Lockburner(9)	121,069	69,378	190,446
James T. Milde(10)	94,973	45,812	140,786
Rodger O. Riney(11)	65,000	61,919	126,919
Laurie M. Shahon(12)	25,850	15,442	41,291

(1)	The term of office for Directors begins immediately following election at the Company’s annual meeting of stockholders (typically held in May) and ends upon the election of Directors at the next annual meeting held the following year, which does not coincide with the Company’s fiscal year. Cash retainers and committee chair fees are paid at the beginning of each fiscal year, which results in the payments covering periods of time that do not coincide with the term of office. All cash retainer and committee chairperson fee payments made during fiscal 2006 are reported in the table irrespective of the term of office to which the payment applies. In the event that during the year a Director is elected to the Board, or a Director is named a chairperson of a Board committee, retainer and chairperson fees are pro-rated.
(2)	Meeting fees are determined based on the number of Board and committee meetings attended during each fiscal year. Meeting fees included in the table represent fees paid for meetings attended during fiscal 2006.
(3)	Represents the amount recognized as an expense in the Company’s 2006 Statement of Operations in accordance with FAS 123-R for options, disregarding any forfeiture estimates. There were no forfeitures during 2006 of options by any of the Directors. This does not represent the amount paid to, or realized by, the Director during 2006.
(4)	Upon Mr. Bolster becoming the Lead Director of the Company in May 2006, his annual retainer fee increased in accordance with the above guidelines, pro-rated for the remainder of the year.
(5)	During 2006, Mr. Bolster was issued options to acquire 15,000 shares of Knight Class A Common Stock. The grant date fair value of this award was $90,099. As of December 31, 2006, Mr. Bolster held options to acquire 65,000 shares of Knight Class A Common Stock, of which 32,500 were vested.
(6)	During 2006, Mr. Doherty was issued options to acquire 15,000 shares of Knight Class A Common Stock. The grant date fair value of this award was $90,099. As of December 31, 2006, Mr. Doherty held options to acquire 125,000 shares of Knight Class A Common Stock, of which 88,750 were vested.
(7)	During 2006, Mr. Griffith was issued options to acquire 15,000 shares of Knight Class A Common Stock. The grant date fair value of this award was $90,099. As of December 31, 2006, Mr. Griffith held options to acquire 115,000 shares of Knight Class A Common Stock, of which 78,750 were vested.
(8)	During 2006, Mr. Lazarowitz was issued options to acquire 15,000 shares of Knight Class A Common Stock. The grant date fair value of this award was $90,099. As of December 31, 2006, Mr. Lazarowitz held options to acquire 91,000 shares of Knight Class A Common Stock, of which 54,750 were vested.
(9)	During 2006, Mr. Lockburner was issued options to acquire 15,000 shares of Knight Class A Common Stock. The grant date fair value of this award was $90,099. As of December 31, 2006, Mr. Lockburner held options to acquire 65,000 shares of Knight Class A Common Stock, of which 22,500 were vested.
(10)	During 2006, Mr. Milde was issued options to acquire 15,000 shares of Knight Class A Common Stock. The grant date fair value of this award was $90,099. As of December 31, 2006, Mr. Milde held options to acquire 35,000 shares of Knight Class A Common Stock, of which 6,667 were vested.
(11)	During 2006, Mr. Riney was issued options to acquire 15,000 shares of Knight Class A Common Stock. The grant date fair value of this award was $90,099. As of December 31, 2006, Mr. Riney held options to acquire 115,000 shares of Knight Class A Common Stock, of which 78,750 were vested.
(12)	During 2006, Ms. Shahon was issued options to acquire 20,000 shares of Knight Class A Common Stock. The grant date fair value of this award was $105,776. As of December 31, 2006, Ms. Shahon held options to acquire 20,000 shares of Knight Class A Common Stock, none of which were vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth, as of April 3, 2007, certain information regarding the beneficial ownership of Class A Common Stock by: (i) each of the Company’s Named Executive Officers; (ii) each Director; (iii) each nominee for election as a Director; (iv) each person who is known to the Company to own beneficially more than 5% of the Class A Common Stock; and (v) all Named Executive Officers and Directors of the Company as a group. Such information is based, in part, upon information provided by certain stockholders of the Company. In the case of persons other than the officers and Directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the SEC. As of April 3, 2007 there were 430 holders of record of Class A Common Stock and approximately 41,000 beneficial holders of our Class A Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)(2)	Percentage Of Shares Beneficially Owned(3)
Thomas M. Joyce(4)	1,751,222	1.64
Gregory C. Voetsch(5)	346,146	*
James P. Smyth(6)	415,088	*
John B. Howard(7)	241,899	*
Steven J. Sadoff (8)	105,540	*
William L. Bolster(9)	46,250	*
Charles V. Doherty(10)	118,250	*
Gary R. Griffith(11)	91,050	*
Robert M. Lazarowitz(12)	2,745,830	2.58
Thomas C. Lockburner(13)	43,750	*
James T. Milde (14)	18,334	*
Rodger O. Riney(15)	1,742,460	1.63
Laurie M. Shahon	—	—
Royce & Associates, LLC(16)	13,646,800	12.80
All Named Executive Officers, Directors and Nominees as a group (13 persons)	7,665,819	7.19%

*	Less than 1% of shares beneficially owned.

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Class A Common Stock that such person owns or has the right to acquire within 60 days. As a result, we have included in the “Number of Shares Beneficially Owned” column, shares of Class A Common Stock underlying fully-vested stock options. In addition, we have also included vested and unvested restricted stock granted to a person. Such restricted stock has voting rights, irrespective of vesting.
(2)	Unless otherwise indicated, the address for each beneficial owner is c/o Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.
(3)	For purposes of computing the “Percentage of Shares Beneficially Owned” column, any shares which such person does not currently own but has the right to acquire within 60 days (as well as the shares of Class A Common Stock underlying fully-vested stock options) are deemed to be outstanding for the purpose of computing the percentage ownership of any person. Restricted stock is deemed outstanding, irrespective of vesting.
(4)	Consists of 650,050 unrestricted shares and 320,537 restricted shares held by Mr. Joyce individually, 83,655 unrestricted shares held in charitable trusts over which Mr. Joyce has no voting and dispositive power, 26,445 unrestricted shares held in a trust for the benefit of Mr. Joyce’s children for which Mr. Joyce has no voting and dispositive power and 1,124,688 shares issuable upon the exercise of options that are exercisable within 60 days.

(5)	Consists of 45,840 unrestricted and 220,439 restricted shares held by Mr. Voetsch individually, 13,200 unrestricted shares held by members of Mr. Voetsch’s immediate family for which Mr. Voetsch has sole voting and dispositive power and 66,667 shares issuable upon the exercise of options that are exercisable within 60 days.
(6)	Consists of 44,512 unrestricted and 170,566 restricted shares held by Mr. Smyth individually and 200,010 shares issuable upon the exercise of options that are exercisable within 60 days.
(7)	Consists of 72,973 unrestricted and 64,259 restricted shares held by Mr. Howard individually and 104,667 shares issuable upon the exercise of options that are exercisable within 60 days.
(8)	Consists of 15,264 unrestricted and 65,276 restricted shares held by Mr. Sadoff individually and 25,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(9)	Consists of 46,250 shares issuable upon the exercise of options held by Mr. Bolster that are exercisable within 60 days.
(10)	Consists of 7,000 unrestricted shares held by Mr. Doherty individually, 5,000 unrestricted shares held in a charitable trust over which Mr. Doherty has no voting and dispositive power and 106,250 shares issuable upon the exercise of options that are exercisable within 60 days.
(11)	Consists of 10,800 unrestricted shares held by Mr. Griffith individually and 80,250 shares issuable upon the exercise of options that are exercisable within 60 days.
(12)	Consists of 1,878 unrestricted shares held by Mr. Lazarowitz individually, 1,496 unrestricted shares held by Mr. Lazarowitz’s immediate family for which Mr. Lazarowitz has sole voting and dispositive power, 646,206 unrestricted shares held in a family trust for which Mr. Lazarowitz has no voting and dispositive power, 2,024,000 unrestricted shares held by Trimark Associates LLC, a Delaware limited liability company, in which Mr. Lazarowitz is a member, and 72,250 shares issuable upon the exercise of options that are exercisable within 60 days.
(13)	Consists of 2,500 unrestricted shares held by Mr. Lockburner individually and 41,250 shares issuable upon the exercise of options that are exercisable within 60 days.
(14)	Consists of 18,334 shares issuable upon the exercise of options held by Mr. Milde that are exercisable within 60 days.
(15)	Consists of 1,646,210 unrestricted shares held by four trusts and a family limited partnership for the benefit of Mr. Riney and his immediate family over which Mr. Riney has sole voting and dispositive power, and 96,250 shares issuable upon the exercise of options that are exercisable within 60 days.
(16)	According to a Schedule 13G filed January 22, 2007, the shares are held by Royce & Associates, LLC. The principal address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer of the Company serves as a member of the board of directors or compensation committee of any public entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. Mr. Riney, a member of the Compensation Committee, is the president of Scottrade which was the source of 10.9% of the Company’s U.S. equity dollar volume traded in 2006. During the same period, payment for order flow by us to Scottrade equaled approximately $6.6 million, representing less than 5% of the Company’s or Scottrade’s consolidated gross revenues for 2006.

EQUITY COMPENSATION PLAN INFORMATION

In accordance with SEC rules, the following table sets forth certain information as of December 31, 2006, regarding the Company’s equity compensation plans for stock-based awards.

	( a )	( b )	( c )
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,829,246	$9.43	13,967,152	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	8,829,246	$9.43	13,967,152

(1)	Securities remaining available for future issuance under equity compensation plans approved by security holders include 1,441,349 shares under the 1998 Plan, 4,476,236 shares under the 2003 Plan, 8,000,000 shares under the 2006 Plan and 49,567 shares under the Knight Capital Group, Inc. 1998 Non-Employee Director Stock Option Plan. These plans are discussed further in Note 17 to the consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and Directors are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and Nasdaq. Copies of these reports must also be furnished to the Company. Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2006, all filing requirements applicable to its officers and Directors were complied with in a timely manner.

Purchases and sales of our equity securities by such persons are published on our corporate web site at www.knight.com in the “Investor Center” section. The information on our corporate website is not incorporated by reference into this Proxy Statement.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporated future filings, including this Proxy Statement, the following section titled “Finance and Audit Committee Report” shall not be incorporated by reference into any such filings, except to the extent the Company specifically incorporates such report by reference therein.

FINANCE AND AUDIT COMMITTEE REPORT

During 2006, the Finance and Audit Committee of the Board of Directors (the “F&A Committee”) provided assistance to the Company’s Board of Directors in fulfilling its oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the relationship with the independent auditor; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The F&A Committee also reviewed and made recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuance of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company. From October 17, 2006 through December 31, 2006, the F&A Committee operated under an amended and restated Charter adopted on October 17, 2006 (the “Charter”), which is attached to this Proxy Statement as Exhibit A. Prior to October 17, 2006, the F&A Committee operated under an amended and restated Charter adopted on March 29, 2004 which was attached as Exhibit A to the Proxy Statement sent to stockholders in connection with the 2004 Annual Meeting.

The F&A Committee comprises three independent Directors. The Board of Directors has determined in its business judgment that each F&A Committee member complied with the independence, experience and financial literacy requirements set forth by The Nasdaq Stock Market, Inc., The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002, as currently in effect (the “Act”). The Board of Directors has also determined in its business judgment that Messrs. Lockburner, Doherty and Griffith are each an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act of 1933.

For 2006, PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent auditor. The F&A Committee is responsible for retaining and, as necessary, terminating, the independent auditor and pre-approves all audit and non-audit services and fees to be provided by the independent auditor. The F&A Committee received and reviewed the written disclosures and the letter from its current independent auditor, PwC, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding auditor independence, and held discussions and reviewed with the independent auditor all relationships it has with the Company to determine and satisfy itself regarding the independent auditor’s independence. When considering the independence of the Company’s independent auditor, the F&A Committee considered whether the auditor’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its objectivity and independence. The F&A Committee reviewed and approved, among other matters, the amount of fees paid to PwC for audit and non-audit services. All non-audit services performed by the independent auditor must be pre-approved by the F&A Committee or a specified member thereof. The F&A Committee also evaluated the qualifications and performance of the independent auditor. Based on its review of these matters, the F&A Committee selected PwC as the Company’s independent auditor for the year ended December 31, 2007, which selection was ratified by the Board of Directors and has also been submitted to the stockholders for ratification at the Annual Meeting.

Management is responsible for the financial reporting process, including the system of internal control and the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for conducting an independent audit of the financial statements in accordance with generally accepted auditing standards. The F&A Committee is responsible for monitoring and reviewing these processes. The F&A Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.

In performing its duties, the F&A Committee held fifteen (15) meetings during 2006. The F&A Committee met in executive session five (5) times during regularly scheduled meetings held during the year. Additionally, the F&A Committee met in private session with the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Director of Internal Audit, and independent auditor during various meetings held throughout the year. These meetings were designed, among other things to encourage free and open communications among the F&A Committee, management and independent auditor. The independent auditor has free access to the F&A Committee to discuss any matters it deems appropriate. The F&A Committee has discussed with the independent auditor, with and without management present, the overall scope and plan for its annual audit, the results of its examination and the overall quality of the Company’s financial reporting and its evaluation of the Company’s internal controls, including its assessment on management’s assertion of the adequacy of the Company’s controls over financial reporting. Additionally, the F&A Committee discussed matters related to the conduct of the audit and other matters required to be discussed by Statements on Auditing Standards No. 61, as amended (Communications with Audit Committees). The F&A Committee also reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2006 with management and the independent auditor.

During the course of 2006, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Act of 2002 and related regulations. The F&A Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the F&A Committee received periodic updates provided by management and the independent auditors at each regularly scheduled F&A Committee meeting. At the conclusion of the process, management provided the F&A Committee with its report on the effectiveness of the Company’s internal control over financial reporting.

For the year ended December 31, 2006, the F&A Committee performed all of its duties and responsibilities under the Charter. Based on the F&A Committee’s discussions with management and the independent auditor, review of the representations of management, including management’s Report on Internal Control over Financial Reporting as required by Section 404 of the Act, and the report of the independent auditor to the F&A Committee, and subject to the limitations of the role of the F&A Committee referred to above and in the Charter, the F&A Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K.

Finance and Audit Committee

Thomas C. Lockburner, Chairman

Charles V. Doherty

Gary R. Griffith

Fees Paid To Our Independent Auditor

In addition to retaining PwC to audit the consolidated financial statements for 2006, the Company retained PwC, as well as other accounting and consulting firms, to provide various consulting services in 2006, and expects to continue to do so in the future. The Company understands the need for PwC to maintain its objectivity and independence in its audit of the Company’s financial statements and, therefore, the Company does not use PwC for strategic consulting services, development of tax planning transactions or for services prohibited by the Act such as internal audit work and financial information system design and implementation. The Company uses PwC for non-audit work when it concludes that PwC is the most appropriate provider of that service and such work is compatible with maintaining its objectivity and independence.

The following fees were paid to PwC, the Company’s independent auditor, for services rendered in 2006 and 2005:

	2006	2005
Audit fees	$1,455,088	$1,347,120

Non-audit fees:
Audit-related fees	31,880	26,000
Tax fees	447,245	263,620

Total Non-audit fees	479,125	289,620

Total Fees Paid to PwC	$1,934,213	$1,636,740

Audit fees represent the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements for the applicable year and reviews of the Company’s financial statements included in SEC Forms 10-Q during such year. Audit fees also include the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Act.

Audit-related fees primarily represent fees paid in the applicable year for due diligence related to acquisitions and financial accounting consultations.

Tax fees represent fees paid in the applicable year for assistance with domestic and international income tax compliance, tax examinations, and general tax advice.

Policy on Finance and Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The F&A Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The F&A Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor and fees related to such services.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the F&A Committee is requested. The F&A Committee reviews these requests and advises management if the F&A Committee approves the engagement of the independent auditor. The F&A Committee may delegate to one or more of its members the authority to grant pre-approval required by this policy. On a periodic basis, management reports to the F&A Committee regarding the actual spending for such projects and services compared to the pre-approved amounts.

In granting pre-approval of non-audit services, the F&A Committee considered whether the provision of non-audit services rendered by our independent auditor is compatible with maintaining their objectivity and independence. The F&A Committee concluded that such objectivity and independence has been maintained.

PROPOSAL 2 —RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Finance and Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditor for the year ending December 31, 2007 as required under The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002. Additionally, the Board of Directors has ratified the appointment of PwC as the Company’s independent auditor and we are submitting the selection of PwC for stockholder ratification at the Annual Meeting.

PwC representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Although stockholder action on this matter is not required under our Amended and Restated By-Laws or Amended and Restated Certificate of Incorporation, this appointment is being recommended to the stockholders for ratification (as we have done in prior years) because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection of PwC, the Finance and Audit Committee will reconsider whether or not to retain PwC, but still may retain them. Even if the appointment is ratified, the Finance and Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Pursuant to applicable Delaware law and our Amended and Restated By-Laws or Amended and Restated Certificate of Incorporation, the ratification of the appointment of PwC requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and have no effect on the outcome of the vote.

THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of business, the Company may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also Directors of the Company. Transactions with such corporations and financial institutions are conducted on an arm’s-length basis and do not violate the Nasdaq independence standards, as currently in effect.

Scottrade.    Mr. Riney, the president of Scottrade, is a Director of Knight, and has beneficial ownership over 1,646,210 shares of our Class A Common Stock. For the year ended December 31, 2006, Scottrade was the source of 10.9% of the Company’s U.S. equity dollar volume traded. During the same period, payment for order flow by us to Scottrade equaled approximately $6.6 million, representing less than 5% of the Company’s or Scottrade’s consolidated gross revenues for 2006.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the year ended December 31, 2006, without charge, upon written request to the Corporate Secretary, Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. This Proxy Statement and the Company’s 2006 Annual Report to Stockholders and Annual Report on Form 10-K are also available on the Company’s website at www.knight.com. The 2006 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website, other than the Proxy Statement, are not part of the Company’s proxy soliciting materials, and are not incorporated by reference.

STOCKHOLDER PROPOSALS

Under SEC rules, stockholders intending to present a proposal at the Company’s 2008 Annual Meeting and have it included in the Company’s proxy materials must submit the proposal in writing to the Corporate Secretary for the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. The proposal must be received by the Company no later than January 10, 2008 and must otherwise comply with applicable law, including Rule 14a-8 of the Exchange Act.

In accordance with the Company’s Amended and Restated By-Laws, stockholder proposals intended to be presented at the Company’s 2008 Annual Meeting must be received by the Company not later than February 9, 2008, and no earlier than January 10, 2008. Such proposals must be delivered to, or mailed and received by, the Corporate Secretary for the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 and otherwise meet certain requirements as described in the Company’s Amended and Restated By-Laws.

OTHER BUSINESS

Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed proxy or their substitutes intend to vote the proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

EXHIBIT A

KNIGHT CAPITAL GROUP, INC.

FINANCE AND AUDIT COMMITTEE CHARTER

REVISED OCTOBER 17, 2006

Purpose

The Finance and Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Knight Capital Group, Inc. (the “Company”) is established to assist the Board’s oversight of: (1) the integrity of the Company’s financial statements and its risk and control environment; (2) the relationship with the Company’s independent auditor; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics (the “Code”). In addition, the Committee reviews management proposals and makes recommendations to the Board regarding: (i) all proposed material capital formation plans including planned issuance of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures.

It is the objective of the Committee to maintain free and open communication among the Board, the independent auditor, the internal audit department, and the financial and senior management of the Company.

Membership

The Committee shall have a minimum of three members, including the Chairperson, who are appointed by the Board and serve until replaced by the Board. The members of the Committee shall meet the independence, experience and financial literacy requirements of The Sarbanes-Oxley Act of 2002 (the “2002 Act”), The Nasdaq Stock Market, Inc. and applicable rules of the Securities and Exchange Commission (the “SEC”). In addition, the Board shall determine that at least one member of the Committee qualifies as an “audit committee financial expert” under SEC rules or the Committee shall advise the Company that none of its members so qualifies. The Board shall review applicable requirements for membership on the Committee on an annual basis to insure continued compliance by the members of the Committee.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

Meetings and Reporting

The Committee shall meet as often as it determines necessary to properly discharge its responsibilities, but not less than quarterly. Meetings may be called by the Committee Chairperson, or by a majority of its members, or by the Chief Financial Officer, and the Secretary of the Company shall give notice of meetings to each member of the Committee. A person designated by the Committee Chairperson shall be responsible for keeping the minutes of the meetings. The presence in person of a majority of the members of the Committee shall be necessary to constitute a quorum of the Committee. At the discretion of the Committee Chairperson, participation in a meeting by means of a conference telephone call allowing all persons participating to hear each other at the same time shall constitute presence in person at a meeting.

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or persons or firms retained by, the Committee.

The Committee shall meet with the Director of Internal Audit, the Chief Financial Officer, and the independent auditor in separate private executive sessions at least quarterly, in each case to discuss any matters that the Committee or any of the above persons or the independent auditor believe warrant Committee attention. The Committee may meet at its discretion with any consultant or advisor to the Company.

The Committee shall make regular reports to the Board summarizing the Committee’s actions and any significant issues considered by the Committee and any related recommendations. The Committee shall review and reassess the adequacy of this Charter not less than annually and recommend any proposed changes to the Board for approval. The Committee shall prepare the report of the Committee required, pursuant to rules of the SEC, for inclusion in the Company’s annual proxy statement. The Committee shall annually review its performance under the requirements of this Charter and through its own self-assessment and report its evaluation to the Board.

Authority, Responsibilities and Duties

The Committee shall have the power to authorize investigations into any matters within the scope of this Charter. The Committee shall carry out other responsibilities and duties as delegated by the Board related to the purposes of the Committee. The Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in consideration of changing business, legislative, regulatory, legal, and other conditions.

The Committee shall have the authority, without seeking approval of the Board or management, to select and retain independent legal, accounting or other consultants to advise the Committee, the cost of which will be funded by the Company.

The Company’s independent auditor shall report directly to the Committee with respect to its role as the Company’s independent auditor. The Committee shall have sole authority to appoint or replace the independent auditor, including consideration of periodic auditor rotation, and shall approve in advance all audit engagement fees and terms and all permitted non-audit engagements. The Committee may consult with management but shall not delegate these responsibilities. The Committee shall annually present to the Board its conclusions with respect to the appointment of the Company’s independent auditor.

The Company’s internal audit function shall report directly to the Committee. The Committee shall have sole authority to hire and replace the Director of Internal Audit and shall discuss his/her performance at least annually with senior management.

In carrying out its responsibilities and duties, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances and conditions. The following are within the authority of the Committee:

Oversight of the Integrity of the Company’s Financial Statements and its Risk and Control Environment

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements prepared by management are to be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements and earnings press release prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements. The Chief Executive Officer and Chief Financial Officer shall disclose to the Committee their certifications provided pursuant to Sections 302 and 906 of the 2002 Act. Discuss generally with management the type of information to be disclosed publicly to analysts and rating agencies on earnings guidance.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s quarterly and annual financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative treatments, estimates or GAAP methods on the Company’s financial statements.

4.	Review the yearly report prepared by management and attested to by the Company’s independent auditor, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K. Receive a report from management regarding its detailed assertion testing and receive a report of all significant deficiencies and/or material weaknesses and their disposition.

5.	Determine that the Company has disclosure control procedures in place in accordance with Section 302 of the 2002 Act and that they are followed in preparation of quarterly and annual financial statements.

6.	Discuss with management and the independent auditor the effect and implication of regulatory and accounting initiatives and standards, as well as any off-balance sheet structures, on the Company’s financial statements.

7.	Periodically discuss with management, at least annually, the Company’s major financial, operational and fraud risk exposures, and the steps management has taken to monitor and control such exposures.

8.	Discuss with the independent auditor, the Internal Audit Department and senior management, including the Chief Executive Officer and Chief Financial Officer, as appropriate: (i) the adequacy of the Company’s internal controls including significant deficiencies in the design or operations of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

9.	Meet at least quarterly with the Chief Financial Officer in a separate private session.

Oversight of the Company’s Relationship with the Independent Auditor

10.	The independent auditor reports directly to the Committee. On an annual basis, review and evaluate the performance, qualifications and independence of the Company’s independent auditor, and make a determination on their retention or non-retention as auditor for the Company’s annual audit, including consideration of periodic auditor rotation. The Committee shall present its conclusion to the Board for its information at least annually.

11.	Obtain from the independent auditor at least annually, a report regarding: (i) the independent auditor’s internal quality control procedures; (ii) any material issues raised by the most recent quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by government or professional authorities within the preceding five years respecting one or more independent audits carried out; (iii) any steps taken to deal with any such material issues; and (iv) all relationships between the independent auditor, the Company, and senior management.

12.	Receive periodic written reports from the independent auditor regarding its independence consistent with Independence Standards Board Statement 1 delineating all relationships between the independent auditor and the Company. Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that could impact its objectivity and independence and take any appropriate action to satisfy the Committee of the independent auditor’s independence.

13.	Meet with the independent auditor prior to the beginning of the regular audit and the Section 404 attestation audit to review the engagement letter and discuss the planning, staffing, risk assessment, and the scope of the proposed audit for the current year and the audit procedures to be utilized. Review the experience and qualifications of the senior members of the audit team. Ensure regular rotation of the audit partners as required by law and regulation.

14.	Approve in advance the proposed and final terms of engagement and fees paid to the Company’s independent auditor for the regular audit and Section 404 attestation audit.

15.	Pre-approve permitted non-audit services and fees to be performed by the independent auditor and determine that such services are compatible with maintaining its independence. The Committee can delegate pre-approval to a Committee member who will report to the full Committee at its next regularly scheduled meeting on any such approvals.

16.	Review and discuss with the independent auditor the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent auditor and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K.

17.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89, 90 and 99 relating to the conduct of the audit.

18.	Obtain from the independent auditor any information pursuant to Section 10A of the Securities Exchange Act of 1934.

19.	Review with the independent auditor any problems, difficulties or restrictions they may have encountered in the course of the audit. Resolve any disagreements between management and the independent auditor regarding financial reporting.

20.	Receive and discuss annually, the independent auditor’s attestation to and report on management’s internal control assertion, as mandated by Section 404 of the 2002 Act.

21.	Review any written communication between the independent auditor and management, including any management letter or schedule of unadjusted differences.

22.	The Committee shall approve the hiring of any employee of the independent auditor for a senior financial or operating management position. The Company shall not hire any employee of the independent auditor within one year of participating in the audit of the Company.

23.	Meet with the independent auditor in private session at least quarterly.

Oversight of the Company’s Internal Audit Function

24.	The Company’s internal audit function shall report directly to the Committee. The Committee shall have sole authority to hire and replace the Director of Internal Audit.

25.	At least annually review and evaluate the internal audit function including: (i) the independence and authority of the reporting relationship; (ii) the proposed annual internal audit plan and scope of work; (iii) department budget and staffing levels; (iv) coordination with the Company’s independent auditor; and (v) the internal audit department charter.

26.	Review summaries of findings from completed audits and management’s response, and discuss any audit scope restrictions encountered during the execution of its audit responsibilities.

27.	Meet with the Director of Internal Audit in private session at least quarterly.

28.	Discuss the annual performance of the Director of Internal Audit with the Company’s Chief Legal Officer, who acts as the management administrative officer for the Internal Audit Department.

Oversight of Compliance with Applicable Legal and Regulatory Requirements

29.	Discuss with the Company’s Chief Legal Officer and Chief Compliance Officer legal or regulatory matters that may have a material impact on the financial statements or the Company’s compliance policies.

30.	Periodically review management’s programs to monitor compliance with laws and regulations.

31.	Discuss with the Company’s outside counsel as appropriate, evidence of any material violation of securities law or breach of fiduciary duty not acted on by senior management.

32.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any complaints or published reports that raise material issues regarding the Company’s financial statements or the Company’s compliance with legal and regulatory requirements.

33.	Obtain reports from management, the Director of Internal Audit and the independent auditor regarding the Company’s and its subsidiary and foreign affiliated entities’ compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

Oversight of Compliance with the Company’s Code of Business Conduct and Ethics

34.	Determine that the Company has established a Company-wide Code of Business Conduct and Ethics, and that all directors and executive officers annually sign an acknowledgment of the Code. Determine that management periodically reviews and updates the Code. Receive periodic reports from management regarding their review of compliance with the Code. All waivers of Code provisions for directors and executive officers must be approved by the Board of Directors.

35.	The Committee shall review and approve procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including anonymous submission by employees. Annually review procedures for effectiveness. All significant matters received and their proposed resolution must be reported to and discussed with the Committee.

36.	Inquire of the Chief Executive Officer and Chief Financial Officer as to their responsibilities to disclose to the Committee any fraud, whether or not material, involving management or other employees who have a significant role in internal controls. Discuss as appropriate the resolution of such matters.

37.	The Committee shall review and approve proposed related party transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest, including all transactions required to be disclosed by Item 404(a) of Regulation S-K.

Review of Capital Formation Plans

38.	Review and make a recommendation to the Board regarding all material proposed new capital formation plans of the Company including planned issuance of equity securities and debt formation.

39.	Review and make a recommendation to the Board regarding all proposed repurchase of Company securities.

Review of Acquisitions, Investments and Divestitures

40.	Review and approve each acquisition, investment, new business venture, and divestiture proposed by management, which involves cash and/or consideration between $5 million and $20 million.

41.	Review and make a recommendation to the Board regarding each acquisition investment, new business venture, and divestiture proposed by management, which involves cash and/or consideration in excess of $20 million.

Limitation of the Finance and Audit Committee’s Role

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations or to implement policies and procedures to promote compliance with laws and regulations and Company policy. These matters are the responsibilities of management or the independent auditor or both, and the Committee’s responsibility in this regard is one of oversight and review. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditor. The Committee does not provide any expert or other special assurances as to such financial or compliance matters. In addition, the Committee’s “audit committee financial expert” does not carry a higher degree of individual responsibility or obligation than other members of the Committee or other Board members. The “audit committee financial expert” is not to be considered an expert for purposes of Section 11 of the Securities Act of 1933, as amended, solely as a result of being designated as a financial expert on the audit committee. The role of the financial expert is to assist the Committee in overseeing the audit process, not to audit the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. To elect 8 members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified;

	FOR	AGAINST		FOR	AGAINST
01 William L. Bolster	☐	☐	05 Thomas C. Lockburner	☐	☐

	FOR	AGAINST		FOR	AGAINST
02 Gary R. Griffith	☐	☐	06 James T. Milde	☐	☐

	FOR	AGAINST		FOR	AGAINST
03 Thomas M. Joyce	☐	☐	07 Rodger O. Riney	☐	☐

	FOR	AGAINST		FOR	AGAINST
04 Robert M. Lazarowitz	☐	☐	08 Laurie M. Shahon	☐	☐

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2007; and

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature	Signature	Date

(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.)

Δ  FOLD AND DETACH HERE  Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/nite Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

KNIGHT CAPITAL GROUP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2007

The undersigned hereby appoints Thomas M. Joyce and Thomas M. Merritt, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Knight Capital Group, Inc. (the “Company”) to be held on May 9, 2007 at 1:00 p.m. at the Company’s headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated, such proxies will be voted in accordance with the Board of Directors’ recommendations as set forth herein with respect to such proposal(s).

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ  FOLD AND DETACH HERE  Δ